                                                                       EXHIBIT E


                       NORWOOD PROMOTIONAL PRODUCTS, INC.



                            SHAREHOLDERS' AGREEMENT



                             Dated October 30, 1998

                               TABLE OF CONTENTS

                                                                                 PAGE

1.   CERTAIN DEFINITIONS........................................................  1

2.   RESTRICTION UPON PLEDGES OR TRANSFERS OF SECURITIES........................  3
     A.    Restriction on Pledge of Securities..................................  4
     B.    General Restrictions on Transfers of Securities......................  4

3.   PERMITTED SALES OF SECURITIES..............................................  5
     A.    Offer................................................................  5
     B.    Option to the Corporation............................................  5
     C.    Option to the Non-Selling Shareholders...............................  5
     D.    Purchase of All Securities...........................................  6
     E.    Delivery After Exercise of Option....................................  6
     F.    Right to Transfer....................................................  6
     G.    Drag-Along/Tag-Along Rights..........................................  7
     H.    Certain Shareholders.................................................  8

4.   MANDATORY OFFERS OF SECURITIES.............................................  8
     A.    When Offers Deemed Made..............................................  8
     B.    Option to the Corporation............................................  8
     C.    Option to Non-Affected Shareholders..................................  9
     D.    Mandatory Purchase by the Corporation Upon Certain Triggering Events.  9
     E.    Delivery After Exercise of Option....................................  9
     F.    No Right to Transfer................................................. 10
     G.    Restrictions on the Corporation's Obligations........................ 10

5.   PRICE...................................................................... 10
     A.    Agreement Price...................................................... 10
     B.    Voluntary Adjustments................................................ 10
     C.    Automatic Adjustments................................................ 10
     D.    Stock Splits, etc.................................................... 11

6.   PAYMENT TERMS.............................................................. 11
     A.    Generally............................................................ 11
     B.    Interest............................................................. 12
     C.    Promissory Note...................................................... 12
     D.    Security............................................................. 12

7.   INDEBTEDNESS OF SHAREHOLDER................................................ 12

8.   LEGAL PROHIBITION.......................................................... 13

9.   BOARD OF DIRECTORS......................................................... 13

10.  ENDORSEMENT UPON SHARE CERTIFICATE......................................... 14

11.  REVIEW PRIOR TO TRANSFER................................................... 14

12.  TERMINATION................................................................ 14

13.  NOTICES.................................................................... 15

14.  TERMINATION OF PRIOR SHAREHOLDERS' AGREEMENTS.............................. 15

15.  EXECUTION OF OTHER DOCUMENTS............................................... 15

16.  CONSENT OF SPOUSES......................................................... 15

17.  VOTING UNDER THIS AGREEMENT................................................ 15

18.  MISCELLANEOUS.............................................................. 15

STOCK OWNERSHIP                                      EXHIBIT "A"

AMENDMENT                                            EXHIBIT "B"

CERTIFICATE OF AGREEMENT PRICE                       EXHIBIT "C"

FORM OF NON-NEGOTIABLE PROMISSORY NOTE               EXHIBIT "D"

FORM OF STOCK PLEDGE AGREEMENT                       EXHIBIT "E"

CONSENT OF SPOUSES                                   EXHIBIT "F"

                            SHAREHOLDERS' AGREEMENT
                            -----------------------


     This Shareholders' Agreement (the "Agreement") dated October 30, 1998 by and among NORWOOD PROMOTIONAL PRODUCTS, INC., a Texas corporation (the "Corporation"), and the SHAREHOLDERS listed on Exhibit "A" attached hereto who are sometimes hereinafter referred to individually as a "Shareholder" and collectively as "Shareholders".

                                   BACKGROUND
                                   ----------

     Shareholders are the owners of all of the issued and outstanding shares of the common stock, par value $.01 per share, of the Corporation, and certain warrants to purchase shares of such common stock, in each case as described in Exhibit "A" attached hereto, which exhibit shall be updated from time to time to include future Shareholders. The parties desire to enter into an agreement to impose certain restrictions and obligations on themselves and on the shares of the common stock of the Corporation in order to provide for the continuity of the Corporation's management and to promote their mutual interests.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

     1.   CERTAIN DEFINITIONS.
          -------------------

          As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

          A. "Affiliate" of any Person (including a Shareholder) means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" shall include the direct or indirect ownership of 10% or more of the voting securities or interests of such Person.

          B. "Agreement Price" means the purchase price of a share of Stock as set forth in Section 5 herein.

          C. "Agreement Terms" means the Agreement Price and the payment terms set forth in Section 6 herein.

          D. "Allen Group" means Allen & Company Incorporated, John H. Josephson and Stanley S. Shuman.

          E.   "Ares" means Ares Leveraged Investment Fund, L.P.

          F. "Articles of Incorporation" means the articles of incorporation of the Corporation, including the certificate of designation regarding the Series A preferred stock of Corporation, as may be amended and modified by law and pursuant to its terms.

          G. "Disability"or "Disabled" means the inability of an MBO Shareholder to perform the normal duties he was performing on behalf of the Corporation by reason of any physical or mental illness, incapacity, sickness, or disability for a continuous period of six months or for a cumulative period of six months during any nine-month period. Any dispute as to whether an MBO Shareholder has suffered a Disability, as to the date any Disability began or as to the duration of any Disability shall be settled by a medical expert selected and paid for by the Corporation, whose written report shall be final and binding upon the parties.

          H. "EBITDA" means the Corporation's consolidated net income before interest, income taxes, depreciation and amortization for a trailing 12-month period as determined by the independent certified public accountants then engaged by the Corporation in accordance with generally accepted accounting principles, consistently applied, which determination shall be final and binding.

          I. "Hardship" means certain facts and circumstances, such as a medical emergency concerning an MBO Shareholder or his immediate family or an MBO Shareholder's need to pay educational expenses such as college tuition, as a result of which an MBO Shareholder (or his heirs and successors) requests the Corporation or the other Shareholders to buy all or some of his Securities, which request the Board of Directors of the Corporation (or a designated committee thereof) will permit or deny in its sole discretion.

          J.   "Krasovec" means Frank P. Krasovec.

          K.   "Liberty" means Liberty Partners Holdings 17, L.L.C.

          L. "MBO Shareholders" mean James P. Gunning, Jr., J. Max Waits, John Finnell, James Preston, Paul W. Larson, Russell A. Devereau, George Bell Strob, Brian P. Miller, David Kagel and Robin Fennell and any future Shareholder who is an employee of the Corporation or one of its subsidiaries.

          M. "Permitted Transferee" means (i) with respect to a Shareholder that is an individual, any family members of the Shareholder and any trusts established for the benefit of family members of the Shareholder (family members for purposes of this Agreement shall mean parents, spouse, children, brothers or sisters of such Shareholder), (ii) with respect to a Shareholder that is a corporation, partnership or limited liability company, any officers, directors, shareholders, partners or members or (iii) any Affiliate of such transferring Shareholder.

          N. "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or other similar organization, government or political subdivision thereof, court or any other legal entity whether acting in an individual, fiduciary or other capacity.

          O. "Purchase Price" means the total amount paid to any Selling Shareholder (as defined in Section 3A herein) or Affected Shareholder (as defined in Section 4A herein) for his

Securities, as determined by multiplying the number of shares purchased by the price contained in the Offer Terms (as defined in Section 3A herein) or by the Agreement Price, as applicable.

          P. "SBAF Debt" means all indebtedness for borrowed money (including all principal, interest and premium (if any) with respect thereto) outstanding under the Subordinated Loan Agreement, dated as of October 30, 1998 between the Corporation and The State Board of Administration of Florida and all other payment and reimbursement obligations of the Corporation thereunder, as the same may be amended and modified pursuant to its terms, and including all refinancing, replacements and extensions thereof.

          Q.   "Securities" means Stock and Warrants, collectively.

          R. "Senior Credit Facility" means the Credit Agreement dated as of October 30, 1998 among the Corporation, each of Subsidiary Guarantors named therein, each of the lenders named therein, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Montgomery Securities LLC as Arrangers, Merrill Lynch as Syndication Agent and Documentation Agent and NationsBank, N.A. as Administrative Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees and note agreements and other instruments and agreements executed in connection therewith.

          S. "Shareholders" means all Persons who are owners or who are becoming owners of Securities under this Agreement.

          T. "Stock" means all of the issued and outstanding shares of the common stock of the Corporation which are now or shall hereafter be owned or held by Shareholders.

          U. "Transfer" means the disposing of or parting with all or a portion of any interest (record or beneficial) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including, but not limited to, by sale, assignment, court order, operation of law, equitable or other distribution after divorce or separation, settlement, exchange, abandonment, waiver, gift, alienation, bequest or disposal.

          V. "Triggering Event" means any of the events set forth in subsection 4A herein.

          W. "Warrants" means the stock purchase warrants issued to Liberty and Allen & Company Incorporated which are exercisable into shares of Stock.

     2.   RESTRICTION UPON PLEDGES OR TRANSFERS OF SECURITIES.
          ---------------------------------------------------

          A.   Restriction on Pledge of Securities.  Other than pledges which
               -----------------------------------
exist as of the date hereof (including any renewals, replacements or extensions thereof), no Shareholder shall pledge, hypothecate or otherwise encumber any share underlying a Security without the express prior written consent of the Board of Directors of the Corporation; provided, however
                                                              --------  -------
that Ares shall be permitted to pledge its Stock so long as such pledgee agrees in writing prior to the pledge to become a party to and be bound by this Agreement as a Shareholder upon foreclosure by signing an amendment in the form of Exhibit "B" to this Agreement prior to or on the date of foreclosure.

          B.   General Restrictions on Transfers of Securities.
               -----------------------------------------------

               (1) Restrictions.  No Shareholder shall Transfer any Securities
                   ------------
without the prior written consent of the holders of 75% of the Stock, except as provided in Sections 2A, 3 and 4 of this Agreement and except to a Permitted Transferee. Without limiting the foregoing, a Transfer permitted under this Agreement (including to a Permitted Transferee) shall be effective only if the transferee (if not otherwise a party to this Agreement) agrees in writing to become a party to and be bound by this Agreement as a Shareholder by signing an amendment in the form of Exhibit "B" to this Agreement prior to or on the date
of Transfer.   In the case of a transferee that is a trust, a Transfer permitted under this Agreement will be effective only if the fiduciaries of such trust agree in writing to become parties to and be bound by this Agreement, by signing an amendment in the form of Exhibit "B" to this Agreement prior to or on the date of Transfer and agree that, not later than 10 days prior to the termination of such trust, they shall give written notice to the beneficiaries of the trust that such beneficiaries must sign, prior to the termination of such trust and the distribution of the Stock from such trust, an amendment to this Agreement, in the form attached hereto as Exhibit "B".

               (2) Enforcement.  The parties recognize and acknowledge that any
                   -----------
Transfer of Securities by a Shareholder in violation of the provisions of this Agreement may result in irreparable damage in the event that this Agreement is not specifically enforced. Accordingly, if any dispute arises regarding any Transfer of Securities or any interest therein, the parties agree that any party shall be entitled without showing actual damage, to a temporary or permanent injunction restraining such Transfer pending determination of such controversy and that no bond or other security shall be required in connection with such action. If any dispute arises concerning the rights or obligations of any party under this Agreement including, but not limited to, the right of any party to Transfer Securities, such right or obligation shall be enforceable by a decree of specific performance.

               (3) Effect of Prohibited Transfers.  Any Transfer of Securities
                   ------------------------------
in violation of any provision of this Agreement shall be void as of the time of such Transfer. Any purported Transfer of Securities in violation of this Agreement shall not affect the beneficial or record ownership of Securities, and the Shareholder making a purported Transfer of Securities shall retain the right to receive dividends and liquidation proceeds. The Corporation shall not record in its books or otherwise recognize any such purported or intended Transfer of Securities, whether by operation of law or otherwise, and such purported or intended Transfer shall be null, void and of no force or effect.

     3.   PERMITTED SALES OF SECURITIES.  Other than sales set forth on Appendix
          -----------------------------
"1" to Exhibit "A" attached hereto which shall occur as soon as practicable after the date hereof, for two years from the date hereof, no Shareholder may sell his Securities (other than to a Permitted Transferee) without the prior written consent of the holders of at least 75% of the Stock. After two years from the date hereof, a Shareholder may sell his Securities in strict accordance with the provisions of Section 2 and the following terms and conditions:

          A.   Offer.  If a Shareholder ("Selling Shareholder") desires to sell
               -----
all or any part of his Securities, or receives a bona fide written offer to purchase all or part of his Securities ("Offer") which he desires to accept, he must offer to sell such Securities first to the Corporation, and then to the other Shareholders ("Non-Selling Shareholders"), in accordance with subsections 3B and 3C herein, by giving written notice of the Offer ("Notice") to the Corporation and the Non-Selling Shareholders setting forth the number of shares of Stock and/or the Warrant(s) the Selling Shareholder proposes to sell and, if the Selling Shareholder has received an Offer, a copy of the Offer (which shall disclose the identity of the prospective purchaser and the material terms of the transaction). If a Shareholder desires to sell all or part of his Securities under this section but has not received an Offer, or if the offer to sell is pursuant to a Triggering Event under Section 4A, the sale shall be on the Agreement Terms. If the Shareholder receives an Offer to purchase all or any portion of his Securities, the sale shall be on either (i) the Agreement Terms or (ii) the terms and conditions contained in such offer ("Offer Terms"), as the purchaser under this section shall elect by notice to the Selling Shareholder given with the notice of the intention to purchase.

          B.   Option to the Corporation.  The Corporation shall have the option
               -------------------------
to purchase, insofar as it may be permitted by law and by the Corporation's Senior Credit Facility, SBAF Debt and Articles of Incorporation, all or any part of the Securities that the Selling Shareholder proposes to sell ("Offered Securities") and may exercise the option by giving written notice of exercise to the Selling Shareholder and the Non-Selling Shareholders, within 15 days after the date of the Notice of the Offer. The notice of exercise need only state acceptance of the Offer but the Corporation must notify the Selling Shareholder at or prior to closing on the sale of Securities whether it has exercised its option either on (i) the Offer Terms or (ii) the Agreement Terms. The notice shall state whether the Corporation intends to purchase all or merely a part of the Selling Shareholder's Securities. If the Corporation intends to purchase merely a part, the exercise will be effective only if the options are exercised by the Non-Selling Shareholders, pursuant to Subsection 3C herein, to purchase the balance of the Selling Shareholder's Securities. The Selling Shareholder shall not participate (including, but not limited to, voting as a shareholder or as a director of the Corporation) in the Corporation's decision to purchase or refuse to purchase the Offered Securities.

          C.   Option to the Non-Selling Shareholders.  If the Corporation does
               --------------------------------------
not exercise its option to purchase all of the Offered Securities, the Non-Selling Shareholders subject to subsection 3D herein, shall have the option to purchase all or any balance of the Offered Securities and may exercise their respective options by giving written notice of exercise to the Corporation, the Selling Shareholder and the Non-Selling Shareholders within 30 days after the date of the Notice of the Offer. The notice of exercise need only state acceptance of the Offer but the Non-Selling Shareholders must notify the Selling Shareholder at or prior to closing on such sale of Securities whether he has exercised his option either on (i) the Offer Terms or (ii) the Agreement Terms. The notice given by each Non-Selling Shareholder shall state the maximum number of shares of the Offered Securities which he is willing to purchase. Each Non-Selling Shareholder shall have the option to purchase that proportion, rounded to the nearest whole number to eliminate fractional shares, of the Offered Securities which the number of shares of Securities held by such Non-Selling Shareholder bears to the number of shares of Securities held by all Non-Selling Shareholders. If a Non-Selling Shareholder does not exercise his option to purchase his full proportionate share of the Offered Securities, the Non-Selling Shareholders who have exercised their options may purchase the Securities not purchased by such Non-Selling Shareholder in such proportions as they shall agree upon or, failing such agreement, pro rata (based on the ownership of the participating Non-Selling Shareholders), by giving written notice of the exercise of their options to the Corporation and the Selling Shareholder within 40 days after the date of the Notice of the Offer.

          D.   Purchase of All Securities.  Unless otherwise agreed to by the
               --------------------------
Selling Shareholder, all and not less than all of the Offered Securities must be purchased pursuant to subsections 3B and 3C herein by the Corporation and/or the Non-Selling Shareholders in order that there shall be a purchase of said Offered Securities within the intent, scope and terms of this Agreement.

          E.   Delivery After Exercise of Option.  If the Corporation and/or the
               ---------------------------------
Non-Selling Shareholders shall have exercised their options to purchase the Offered Securities, closing on such sale shall be held and all certificates for the Securities (or, if the Securities is subject to pledge, hypothecation or other encumbrance, evidence of the Selling Shareholder's rights therein) shall be delivered to the purchaser(s) thereof, duly endorsed for transfer, within 55 days after the date of the Notice of the Offer to purchase the Offered Securities (the "Transfer Date") at the then principal office of the Corporation. In the event the Corporation and/or the Non-Selling Shareholders do not give written notice as to whether the purchase of the Selling Shareholder's Securities will be on the Offer Terms or on the Agreement Terms prior to the Transfer Date, then such written notice shall be given on the Transfer Date. At the closing of such sale, the Selling Shareholder shall represent and warrant to the purchaser that (i) he/it is the record and beneficial owner of the Offered Securities, free and clear of all claims, liens, pledges and encumbrances, (ii) he/it has the full right, power, authority and capacity to sell, transfer, assign and convey the Offered Securities in accordance with the terms of this Agreement; and (iii) upon delivery of the Offered Securities in accordance with the terms of this Agreement, the purchaser shall acquire good and marketable title to the Offered Securities, free and clear of all claims, liens, pledges and encumbrances.

          F.   Right to Transfer.  If all of the Offered Securities is not
               -----------------
purchased under Sections 3B and 3C, the Selling Shareholder may, for a period of six months following the final date for acceptance under subsection 3C, sell the Offered Securities to the Person who made the Offer ("Offeror"); provided, however, that such Securities are sold to the Offeror upon the Offer Terms, and provided further that such Offeror agrees in writing to assume performance of and to be bound by the terms and conditions of this Agreement as a Shareholder hereunder. If the Selling Shareholder wishes to sell his Securities on other than the Offer Terms or has not sold such Securities on the Offer Terms within that six-month period, he shall be obliged to make new offers and re-offers to the Corporation and the Non-Selling Shareholder(s), in accordance with subsections 3A, 3B, 3C, 3D and 3E herein, before he shall be permitted to Transfer his Securities, or any part thereof, to any Person.

          G.   Drag-Along/Tag-Along Rights:
               ---------------------------

               (1)  Drag-Along Rights.  In the event that (i) the holders of
                    -----------------
more than 50% of all of the Stock (including stock underlying the Warrants) of the Corporation sell all of their Securities pursuant to Section 3F hereof, in a single transaction or in a series of related transactions to an Offeror (other than a Permitted Transferee), and (ii) the Offeror requires, as a condition of such sale by such Shareholders, that the Offeror acquire all of the Securities, then each Shareholder agrees to join in the sale by such Shareholders to the Offeror on the same terms and conditions, which shall not be more favorable to the Offeror than the Offer Terms. Further, at the request of such holders of more than 50% of all of the Stock (including stock underlying the Warrants), the Shareholders agree to join in, and to vote their Securities in favor of, any agreement providing for the sale of all or substantially all of the Corporation's assets to any Person (other than a Permitted Transferee), or the merger or consolidation of the Corporation with or into another Person (other than a Permitted Transferee).

               (2)  Tag-Along Rights.  In the event that a Selling Shareholder
                    ----------------
or group of Selling Shareholders ("Group") in a single transaction or in a series of related transactions shall be permitted to sell Offered Securities which constitutes in the aggregate at least 10% of the Stock (including stock underlying the Warrants) to the Offeror pursuant to Section 3F hereof, the Selling Shareholder or Group shall give the Non-Selling Shareholders written notice at least 15 days prior to any and all such sales. Each Non-Selling Shareholder shall have the right, as a condition of such sale by the Selling Shareholder or Group, to sell to the Offeror, on the same terms and conditions as the Selling Shareholder or Group, that proportion (rounded to the nearest whole number to eliminate fractional shares) of Offered Securities which the number of shares of Securities owned by such Non-Selling Shareholder bears to the number of shares of Securities owned by all participating Shareholders (including the Selling Shareholder or Group), and the number of shares of Offered Securities that the Selling Shareholder or Group may sell pursuant to such Offer shall be correspondingly reduced. Each Non-Selling Shareholder desiring to participate in any such sale shall notify the Selling Shareholder or Group of such intention within 10 days after notice is given in accordance with the first sentence of this Section 3G(2).

               (3) Upon any sale under Section 3G(1) or (2), each participating Shareholder agrees that he/it shall be responsible for the expenses and indemnity obligations, if any, of such sale, equal to the proportion that such Shareholder's Securities bears to the total number of shares underlying the Securities held by all participating Shareholders.

          H.   Certain Shareholders.  Notwithstanding anything contained in this
               --------------------
Agreement to the contrary, (i) any offer or sale of Securities by Krasovec, Liberty, the Allen Group, Cirrus, LLC or Ares pursuant to this Section 3 shall be on the Offer Terms and not on the Agreement Terms and (ii) nothing contained in this Agreement (including the first sentence of this Section 3), shall prohibit

Krasovec from (a) selling up to $500,000 of his Stock in any year of this Agreement (including the first two years of this Agreement) up to a maximum aggregate of 15% of his Stock (on a fully diluted basis) owned as of the date hereof and (b) selling up to an additional $500,000 of his Stock in the aggregate to present or future directors of the Corporation, and such sales pursuant to clauses (a) and (b) of this Section 3H(ii) shall not be required to be made in accordance with section 3A, 3B, 3C and 3D.

     4.   MANDATORY OFFERS OF SECURITIES.
          ------------------------------

          A.   When Offers Deemed Made.  Upon the occurrence of any of the
               -----------------------
following events ("Triggering Event"), the MBO Shareholder to whom the event relates or his personal representative ("Affected Shareholder"), shall be deemed to have made an offer to sell all of his Securities (or all or part of his Securities if there is a Section 4(A)(3) or (4) Triggering Event) first to the Corporation and then to the others Shareholders ("Non-Affected Shareholders") in accordance with subsections 4B and 4C herein:

               (1)  The death of an MBO Shareholder;

               (2)  The Disability of an MBO Shareholder;

               (3) At the option of the MBO Shareholder, the retirement from the Corporation of an MBO Shareholder after (i) attaining the age of 65 (or, in the case of Russell A. Devereau, at any age) or (ii) 30 years of employment with the Corporation;

               (4) At the option of the MBO Shareholder, the Hardship of an MBO Shareholder;

               (5) The termination of an MBO Shareholder's employment by the Corporation for any reason (either with or without cause); or

               (6) The voluntary election by an MBO Shareholder to terminate his employment with the Corporation.

Within 10 days after the occurrence of any of the above events, the Affected Shareholder or his personal representative shall serve notice of such occurrence ("Triggering Event Notice") upon the Corporation and the Non-Affected Shareholders. Failure of the Affected Shareholder to give a Triggering Event Notice shall in no way prevent the Corporation or the Non-Affected Shareholders from exercising their rights under this Section.

          B.   Option to the Corporation.  Upon the occurrence of a Triggering
               -------------------------
Event, and subject to Section 4D, the Corporation shall have the option to purchase, insofar as it may be permitted by law and by the Corporation's Senior Credit Facility, SBAF Debt and Articles of Incorporation, on the Agreement Terms all or any part of the Securities offered by the Affected Shareholder ("Affected Securities") on the date the Triggering Event occurred, and may exercise its option by giving written notice of exercise to the Affected Shareholder and the Non-Affected Shareholders at any time until 30 days after the date of the Triggering Event Notice. The notice shall state whether the Corporation intends to purchase all or merely a part of the Affected Securities. The Affected Shareholder shall not participate (including, but not limited to, voting as a shareholder or as a director of the Corporation) in the Corporation's decision to purchase or refuse to purchase the Affected Securities.

          C.   Option to Non-Affected Shareholders.  If the Corporation does not
               -----------------------------------
exercise its option to purchase all of the Affected Securities, subject to subsection 4D herein, the Non-Affected Shareholders shall have the option to purchase all or any balance of the Securities on the Agreement Terms and may exercise their options by giving written notice of exercise to the Corporation, Affected Shareholder and the other Non-Affected Shareholders within 45 days after the date of the Notice of the Triggering Event. The notice given by each Non-Affected Shareholder shall state the maximum number of shares of the Affected Securities which he is willing to purchase. Unless otherwise agreed to by the Non-Affected Shareholders, each Non-Affected Shareholder shall have the option to purchase that proportion, rounded to the nearest whole number to eliminate fractional shares, of the Affected Securities which the number of shares of Securities held by such Non-Affected Shareholder bears to the number of shares of Securities held by all participating Non-Affected Shareholders. If a Non-Affected Shareholder does not exercise his option to purchase his full proportionate share of the Affected Securities, the Non-Affected Shareholders who have exercised their options may purchase the Securities not purchased by such Non-Affected Shareholder in such proportions as they shall agree upon or, failing such agreement, pro rata (based on the ownership of the participating Non-Affected Shareholders), by giving written notice of the exercise of their options to the Affected Shareholder within 60 days after the date of the Notice of the Triggering Event.

          D.   Mandatory Purchase by the Corporation Upon Certain Triggering
               -------------------------------------------------------------
Events.  If the Triggering Event is a Section 4(A)(1), (2), (3), (4) or (5)
------
Triggering Event, and the Non-Affected Shareholders do not exercise their options to purchase all of the Affected Securities within 60 days after the date of the Notice of the Triggering Event (the "Purchase Date"), then the Corporation shall purchase on the Purchase Date all or any balance of the Affected Shareholder's Securities on the Agreement Terms, subject to the terms contained in Section 6A(2) of this Agreement.

          E.   Delivery After Exercise of Option.  If the Corporation and/or the
               ---------------------------------
Non-Affected Shareholders shall have exercised their options, or if the Corporation is required to purchase the Securities of an Affected Shareholder pursuant to subsection 4D herein, closing on such sale shall be held and all certificates for the Affected Securities (or, if the Securities is subject to pledge, hypothecation or other encumbrance, evidence of the Affected Shareholder's rights therein) shall be delivered to the purchasing party(ies) duly endorsed for transfer, within 70 days after the date of the Notice of the Triggering Event to purchase said Affected Securities (the "Delivery Date") at the then principal office of the Corporation. At the closing of such sale, the Affected Shareholder (or his personal representative) shall represent and warrant to the purchaser that (i) he/it is the record and beneficial owner of the Affected Securities, free and clear of all claims, liens, pledges and encumbrances, (ii) he/it has the full right, power, authority and capacity to sell, transfer, assign and convey the Affected Securities in accordance with the terms of this Agreement; and (iii) upon delivery of the Affected Securities in accordance with the terms of this Agreement, the purchaser shall acquire good and marketable title to the Affected Securities, free and clear of all claims, liens, pledges and encumbrances.

          F.   No Right to Transfer.  If all Securities offered pursuant to
               --------------------
Section 4A are not purchased, then all such Securities shall remain subject to this Agreement and any holder thereof shall be bound by the terms and conditions hereof.

          G.   Restrictions on the Corporation's Obligations.  Each party hereto
               ---------------------------------------------
recognizes that no obligation on the part of the Corporation shall exist, and no action or claim will be made to require, the repurchase, defeasance or other acquisition of any Securities if not then expressly permitted by law and by the Corporation's Senior Credit Facility, SBAF Debt and Articles of Incorporation.

     5.   PRICE.
          -----

          A.   Agreement Price.  The price of each share of Stock offered under
               ---------------
this Agreement shall be the "Agreement Stock Price" of such Stock on the date of purchase. The price of each share of stock underlying the Warrants offered under this Agreement less the exercise price of such shares underlying the Warrants shall be the "Agreement Warrant Price" of such shares on the date of purchase. The Agreement Stock Price and the Agreement Warrant Price are, collectively, the "Agreement Price." The parties agree that the initial Agreement Price is $20.70 per share. The total amount paid to the Selling Shareholder or the Affected Shareholder, as the case may be, for the Securities (number of shares underlying the Securities purchased multiplied by the Agreement Price) shall be the "Purchase Price" for such Securities as defined in
Section 1O.

          B.   Voluntary Adjustments.  At any time and from time to time, upon
               ---------------------
the approval of the holders of at least 75% of the Stock voting as one class and not as separate classes, the parties may agree to adjust the Agreement Price or to continue the Agreement Price at its previous amount; provided that such agreement is evidenced by a certificate, in the form of Exhibit "C" to this Agreement, which states the adjusted or continued Agreement Price; and provided further that the parties shall not adjust the Agreement Price to a price below $20.70 within the first two years of this Agreement.

          C.   Automatic Adjustments.  If during any 12 consecutive calendar
               ---------------------
month period prior to an Offer or Triggering Event, a revised certificate of Agreement Price has not been executed in accordance with Section 5B, the Agreement Price shall be subject to adjustment as follows. The Corporation and the Shareholders agree that the Agreement Price for each share underlying the Securities of the Corporation shall be computed as of the end of the Corporation's last fiscal month ending prior to the date of the Offer or Triggering Event, as the case may be, to be the greater of (1) the Agreement Price last determined pursuant to the Section 5A or 5B above, or (2) the price determined by the following formula: the Corporation's EBITDA for the trailing 12-month period ending prior to the date of Offer or Triggering Event (i) multiplied by the multiple set forth below opposite the applicable year in which the Offer or Triggering Event, as applicable, occurred minus the principal amount of the Corporation's outstanding debt and preferred stock plus accrued and unpaid interest and dividends and (ii) divided by the number of shares of the Corporation's Stock (on a fully diluted basis):

    NUMBER OF YEARS FROM THE
     DATE OF THIS AGREEMENT        MULTIPLE
  ---------------------------  ----------------
           2 or less                   0
    more than 2-less than 3            5
    more than 3-less than 4            6
          more than 4                  7

          D.   Stock Splits, etc.  Appropriate adjustments in the Agreement
               ------------------
Price for Securities shall be automatically made for any stock dividends, and any split-up, combination of shares or recapitalization occurring after the date of the determination of the Agreement Price.

     6.   PAYMENT TERMS.
          -------------

          A.   Generally.
               ---------

               (1) If the Purchase Price is less than $50,000, then the Purchase Price shall be paid out in cash at Closing. If Purchase Price is greater than $50,000, the Purchase Price shall be paid at the purchaser's option (or at each purchaser's option if there is more than one purchaser) either (i) in cash, (ii) in accordance with the Offer Terms or (iii) over a 5-year period, in 20 equal quarterly installments (the "Installment(s)") (unless there is a Section 4(A)(1), (2), (3) or (4) Triggering Event in which case the Purchase Price shall be paid over a 1-year period, in 4 equal quarterly Installments, subject to the last sentence in this Section 6A(1)), the first of which shall be due 90 days from the Transfer Date or Delivery Date, as applicable, and the remaining Installments thereafter on the same day of each succeeding quarter until the Purchase Price shall have been paid in full, provided, however, that if the Corporation is the purchaser the cash proceeds received by the Corporation from any and all insurance policies on the life of a deceased Shareholder, or a Shareholder with a Disability (a "Disabled Shareholder"), up to the Purchase Price, shall be paid to the deceased Shareholder's personal representative or to the Disabled Shareholder on the Delivery Date (or, if not received by such Delivery Date, immediately upon receipt) and shall be applied against the Purchase Price in reverse order of maturity, beginning with the last Installment. Notwithstanding anything contained herein to the contrary, if there is a Section 4A(5) or (6) Triggering Event within the first two years of this Agreement, then the Affected Shareholder shall receive the Purchase Price over a 5-year period, at an interest rate of 6% per year, where 10% of the Purchase Price is paid in each of years 1 and 2, 20% of the Purchase Price is paid in each of years 3 and 4 and the balance of the Purchase Price is paid in year 5.

          (2) Notwithstanding anything contained in this Agreement to the contrary, the Corporation shall purchase the Securities of a Selling Shareholder or an Affected Shareholder only insofar as the Corporation may be permitted by law and insofar as such purchase will not cause a default under any provision of the Corporation's Senior Credit Facility, SBAF Debt or Articles of Incorporation. To the extent the aggregate amount owed by the Corporation to all Selling Shareholders and Affected Shareholders in any one year exceeds the amounts permitted to be paid by the Corporation under the Corporation's Senior Credit Facility, SBAF Debt or Articles of Incorporation, then the amount paid to each Selling Shareholder or Affected Shareholder shall be reduced pro rata based upon the aggregate principal amount owed by the Corporation to all Selling Shareholders and Affected Shareholders, and the term of any promissory note (which shall be in the form of Exhibit "D" attached hereto) issued by the Corporation to any such Selling Shareholder or Affected Shareholder shall be appropriately extended. Upon a Change of Ownership or Fundamental Change (as defined in the Corporation's Articles of Incorporation), the Corporation shall use its reasonable commercial efforts to prepay the entire unpaid amount (including accrued interest) due under any promissory note issued by the Corporation to a Selling Shareholder or Affected Shareholder.

          B.   Interest.  Except as set forth in the last sentence of Section
               --------
6A(1), unpaid balances of the Purchase Price shall bear interest at the Prime Rate, as published in the Wall Street Journal from time to time. Interest payments shall be made concurrently with each payment of principal.

          C.   Promissory Note.  A non-negotiable subordinated promissory note
               ---------------
evidencing the unpaid portion of the Purchase Price, in the form attached hereto as Exhibit "D" ("Note"), shall be executed by each purchaser and delivered to the seller. No such note shall be delivered by the Corporation if not then expressly permitted by law and by the Corporation's Senior Credit Facility, SBAF Debt or Articles of Incorporation. Such note shall be subordinated to the Senior Credit Facility and the SBAF Debt on the terms set forth in Exhibit "D".

          D.   Security.  In order to secure the unpaid portion of the Purchase
               --------
Price, each purchaser hereby agrees that it or he shall execute a Stock Pledge Agreement, in the form attached hereto as Exhibit "E" ("Stock Pledge Agreement").

     7.   INDEBTEDNESS OF SHAREHOLDER.  Upon the purchase of Securities by the
          ---------------------------
Corporation, any indebtedness then owing by the Selling Shareholder or the Affected Shareholder, as the case may be, to the Corporation shall be deducted from the Installment(s) of the Purchase Price payable for the Securities starting with the first Installment. If there is an inconsistency between the terms of this Section 7 and the payment terms of a promissory note or notes evidencing the indebtedness which is the subject of this Section 7, the terms of such promissory note or notes shall control.

     8.   LEGAL PROHIBITION.  If the Corporation desires to purchase the
          -----------------
Securities of a Shareholder hereunder but there is a legal prohibition which does not permit it to lawfully purchase such Securities, then the other Shareholder(s) shall promptly take or cause or permit the Corporation to take such appropriate lawful actions, if any, as can be reasonably taken to enable the Corporation to lawfully purchase and pay for such Securities. Notwithstanding anything contained in this Section 8 to the contrary, a Shareholder shall not be required to contribute money to the Corporation as a loan or capital or cause money to be contributed to the Corporation as a loan or capital in order to fulfill his obligations under the first sentence of this
Section 8.

     9.   BOARD OF DIRECTORS.
          ------------------

          A. Each Shareholder shall vote all such Shareholder's Stock and any other voting securities of the Corporation over which such Shareholder has voting control and shall take all other reasonably necessary or desirable actions within such Shareholder's control (whether in such Shareholder's capacity as a shareholder, director, member of a board committee or officer of the Corporation or otherwise including, without, limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all reasonably necessary and desirable actions within its control (including, without limitation, calling special board and shareholder meetings), so that:

               (i) the authorized number of directors on the Board shall be established and maintained at least 5 directors; provided, however the number of directors may be reduced below 5 but not less than 3 with the consent of Krasovec);

               (ii) except as otherwise provided herein, the following individuals shall be elected to the Board (A) a representative designated by Krasovec (which may include himself), provided, however, that this right of
                                      --------  -------
Krasovec shall be suspended at such time that Krasovec holds less than 3% of the Stock (on a fully diluted basis); and (B) two representatives (the "Liberty Directors") designated by Liberty as a Shareholder of Stock, provided, however,
                                                             --------  -------
that this right of Liberty shall be suspended at such time that Liberty holds less than 10% of the Stock (on a fully diluted basis).

               (iii) the removal from the Board (with or without cause) of any representative designated hereunder by Liberty shall be only at the written request of Liberty and under no other circumstances;

               (iv) in the event that any representative designated hereunder by Liberty ceases to serve as a director during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by Liberty, as provided hereunder;

               (v) in the event that the Board establishes any committees, at least one member of each such committee shall be Krasovec (other than with respect to an audit committee) and at least one member of each such committee shall be a Liberty Director; provided, however, a Liberty Director may decline such appointment from any such committee (other than with respect to an audit committee) at any time; and

               (vi) in the event the Corporation elects to pay fees to its non-employee directors for their services as directors, the Corporation shall pay such fees to the Liberty Directors.

          B. The Corporation shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof. So long as Krasovec and the Liberty Directors serve on the Board and for six years thereafter, the Corporation shall maintain directors' and officers' indemnity insurance coverage reasonably satisfactory to Liberty and Krasovec.

          C. If Liberty or Krasovec fails to designate a representative to fill a directorship pursuant to the terms of this Section or if the right to designate a representative to fill a directorship has been reduced or terminated, the election of an individual to such directorship shall be accomplished in accordance with the Corporation's bylaws and applicable law.

     10.  ENDORSEMENT UPON SHARE CERTIFICATE. All Stock and warrant certificates
          ----------------------------------
shall be endorsed with a legend indicating transfer of the Corporation's shares are restricted by this Shareholders' Agreement and the legend set forth in
Article 2.30-1.C. of the Texas Business Corporation Act. As practicable as possible after the execution of this Agreement, each MBO Shareholder shall deliver each and every of his Stock certificates to the Chief Financial Officer of the Corporation for delivery to the Corporation's transfer agent of its securities in order to have such certificates so legended. Each Shareholder acknowledges and agrees that the Corporation reserves the right to direct the transfer agent of its securities to place a stop order against the certificates representing the Securities and to refuse to effect any transfers thereof in violation of this Agreement (including any transfer in the absence of an effective registration statement with respect to the Securities or in the absence of an opinion of counsel to the Corporation that such transfer is exempt from registration under the Securities Act of 1933, as amended, and under applicable state blue sky laws).

     11.  REVIEW PRIOR TO TRANSFER.  No Shareholder will Transfer any share of
          ------------------------
Securities or interest therein to any Person other than the Corporation without satisfying the Corporation that the proposed Transfer complies with the requirements of the Securities Act of 1933, as amended, and any other applicable federal, state or local laws. Shareholders shall also submit to the Corporation such opinions of counsel or other documents and agreements as it may reasonably request.

     12.  TERMINATION.  This Agreement shall terminate upon occurrence of any of
          -----------
the following events: (1) the entry of any order for relief under the Federal Bankruptcy Code with respect to the Corporation, or a receivership or dissolution of the Corporation; or (2) an underwritten firm commitment public offering by the Corporation of the Corporation's common stock, registered under the Securities Act of 1933, as amended (an "IPO"); provided, however, that in
                                                   --------  -------
the event of an IPO, the rights of Liberty and Krasovec under Section 9 shall survive the termination of this Agreement (except that in such event Ares shall not be required to vote their shares in accordance with Section 9).

     13.  NOTICES.  Any notices required or permitted under this Agreement shall
          -------
be given promptly, in writing, shall be hand delivered or mailed by a nationally recognized overnight courier or by certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth on Exhibit "A" attached hereto (or such other addresses of which they give notice to each other) and shall be deemed effective upon the earlier of hand delivery or mailing.

     14.  TERMINATION OF PRIOR SHAREHOLDERS' AGREEMENTS.  This Agreement
          ---------------------------------------------
expressly terminates any and all shareholders' agreements or similar agreements that may have been executed by the Shareholders prior to the date hereof.

     15.  EXECUTION OF OTHER DOCUMENTS.  The parties will execute and deliver
          ----------------------------
all documents and instruments which are reasonably necessary to carry out the terms and conditions of this Agreement.

     16.  CONSENT OF SPOUSES. To the extent necessary to make this Agreement
          ------------------
enforceable under applicable state law by and against a Shareholder who is a married individual, such Shareholder shall obtain the consent of his spouse to the execution of this Agreement as evidenced by such spouse's signature on Exhibit "F" attached hereto.

     17.  VOTING UNDER THIS AGREEMENT.  In the event of any vote required
          ---------------------------
hereunder, the term "Stock" will be deemed to include shares issuable upon the exercise of the Warrants held by Liberty to the extent the Warrants held by Liberty are then exercisable.

     18.  MISCELLANEOUS.
          -------------

          A. This Agreement supersedes any prior written agreement or understanding between the parties hereto with regard to the subject matter of this Agreement.

          B. This Agreement is the entire understanding and agreement of the parties with regard to Securities and shall not be changed, amended or terminated, except by written agreement of the holders of at least 75% of the Stock; provided however that, unless agreed to by all of the Shareholders, the Triggering Events under Sections 4(A)(1), (2), (3), (4) and (5) shall not be amended to adversely affect any minority Shareholder; and provided further however, that Sections 3H, 4G and 9 of this Agreement shall not be amended without the prior written consent of Liberty; and provided further however, that
Section 3H of this Agreement shall not be amended without the prior written consent of the Allen Group.

          C. This Agreement shall inure to the benefit of and be legally binding upon the parties hereto and their heirs, personal representatives, successors and permitted assigns.

          D. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

          E. Where appropriate herein, the reference to the masculine gender shall include the feminine and neuter, the singular shall include the plural and the plural the singular, in each case as the context may require.

          F. If any provision of this Agreement is illegal, invalid or against public policy, the remainder of this Agreement shall not be affected thereby.

          G. Any headings preceding the text of the several paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          H. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof. In the event that this Agreement is not executed by all of the parties hereto, it nevertheless shall be binding on such parties as shall have executed it.

                               *   *   *   *   *

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Agreement on this 30th day of October, 1998.


Norwood Promotional Products, Inc. NORWOOD PROMOTIONAL PRODUCTS, INC. 106 E. Sixth Street, Suite 300
Austin, Texas 78701
                              By: -------------------------------------
                                  Name: Frank P. Krasovec
                                  Title: President

                              Attest: ---------------------------------
                                      Name: James P. Gunning, Jr.
                                      Title: Secretary



  SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND
                                     AMONG
            NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                FRANK P. KRASOVEC























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                JOHN H. JOSEPHSON























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                JAMES P. GUNNING, JR.
























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                J. MAX WAITS






















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                JOHN FINNELL






















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                JAMES PRESTON























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                PAUL W. LARSON























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                RUSSELL A. DEVEREAU























    SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED ___________, 1998
     BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                GEORGE BELL STROB






















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                BRIAN P. MILLER
























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                DAVID KAGEL























    SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED ____________, 1998
     BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ----------------------  ----------------------------------
                                ROBIN FENNELL





















    SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED ____________, 1998
     BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:                              ALLEN & COMPANY INCORPORATED
        ------------------------

                                      By:
                                         _______________________________________
                                         Name:
                                         Title:



Witness:
        ------------------------      ------------------------------------------
                                      STANLEY S. SHUMAN





















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:                            CIRRUS, LLC
        _____________________

                                    By:
                                       _________________________________
                                       Name:
                                       Title:



















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:                            LIBERTY PARTNERS HOLDINGS 17, L.L.C.
        ------------------------
                                    By: Liberty Partners, L.P., its manager

                                       By:  Liberty Capital Partners, Inc., its
                                            general partner


                                            By:
                                               ____________________________
                                               Name:
                                               Title:


















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        ------------------------      ------------------------------------------
                                      MICHAEL LINDERMAN


























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:                            ARES LEVERAGED INVESTMENT FUND, L.P.
        ----------------------
                                    By: Ares Management, L.P., its general
                                        partner


                                        By:
                                           ____________________________
                                           Name:
                                           Title:


Witness:                            ARES LEVERAGED INVESTMENT FUND II, L.P.
        ----------------------
                                    By: Ares Management II, L.P., its general
                                        partner


                                        By:____________________________
                                           Name:
                                           Title:


















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:                         By:
        _______________________     ____________________________________________
                                    Name:
                                    Title:

Witness:
        _______________________     ____________________________________________
                                    Ron Byrne, cust. for Shawne Byrne, under the Co. Unif. Min. Act

Witness:
        _______________________     ____________________________________________
                                    Ron Byrne, cust. for Nicole Byrne, under the Co. Unif. Min. Act

















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        _______________________     ZEKE INVESTMENT PARTNERS


                                    By: _______________________________________
                                        Name: Edward Antoian
                                        Title: General Partner
























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        _______________________     ________________________________
                                    ROBERT TODD






















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        _______________________     ________________________________
                                    JERRY LINDAUER

























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

                                         KUDROW LIMITED


Witness:                                 By:
        --------------------------          ------------------------------------
                                            Name:
                                            Title:





















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

                                         HUGHES FAMILY PARTNERSHIP, L.P.


Witness:                                 By:
        __________________________          ________________________________
                                            Name:
                                            Title:


Witness:
        _______________________             ________________________________
                                            ROBERT W. HUGHES

















     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        _______________________          _______________________________________
                                         STEWART EMERY
























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

Witness:
        _______________________          _______________________________________
                                         TONY FREEDLEY























     SIGNATURE PAGE TO THE SHAREHOLDERS' AGREEMENT DATED OCTOBER __, 1998 BY AND AMONG NORWOOD PROMOTIONAL PRODUCTS, INC. AND ITS SHAREHOLDERS.

                                  EXHIBIT "A"
                                  -----------

                                STOCK OWNERSHIP
                                ---------------


                                                NUMBER OF
                                                 SHARES
SHAREHOLDER                                     OF STOCK                    ADDRESS
---------------------------------------------------------  --------------------------------------
Frank P. Krasovec /(2)/.......................    674,371  #3 Niles Road
                                                           Austin, TX 78703
John H. Josephson /(1)/.......................          0  c/o Allen & Company Incorporated
                                                           711 Fifth Avenue
                                                           New York, NY 10022
James P. Gunning, Jr. /(2)/...................      2,916  3817 Gaines Court
                                                           Austin, TX 78735
J. Max Waits /(1)/............................      3,000  2149 N.W. 135/th/ Street
                                                           Clive, IA 50325
John Finnell /(1)/............................    137,457  c/o Norwood Promotional Products, Inc.
                                                           106 East Sixth, Suite 300
                                                           Austin, TX 78701
James Preston /(2)/...........................      5,000  38 Fair Oaks
                                                           St. Louis, MO 63124
Paul W. Larson /(1)/..........................     38,431  2135 Encino Loop
                                                           San Antonio, TX 78259
Russell A. Devereau...........................        500  472 High Street
                                                           Walpole, MA 02081
George Bell Strob /(1)/.......................     34,185  19923 Encino Grove
                                                           San Antonio, TX 78259
Brian P. Miller /(1)/.........................     10,142  3533 Ridgewood Drive
                                                           Pittsburgh, PA 15235
Robin Fennell /(2)/...........................      1,000  1800 Brittania Court
                                                           Chesterfield, MO 63017
David Kagel /(1)/.............................        958  4005 Batry Court
                                                           Caldren, CA 91302
Michael Linderman /(5)/.......................      5,882  c/o Ha lo
                                                           5980 Touby Ave.
                                                           Niles, IL 60714
Liberty Partners Holdings 17, L.L.C./(3)/.....  1,135,368  1177 Avenue of the Americas
                                                           34/th/ Floor
                                                           New York, NY 10036-2714
                                                           Attention: Paul J. Huston
Ares Leveraged Investment Fund, L.P/(2)/......     16,908  Ares Investment Fund L.P.
                                                           1999 Avenue of the Stars
                                                           Suite 1900
                                                           Los Angeles, CA 90067
Ares Leveraged Investment Fund II, L.P/(2)/...     16,908  Ares Investment Fund II L.P.
                                                           1999 Avenue of the Stars
                                                           Suite 1900
                                                           Los Angeles, CA 90067
Allen & Company Incorporated /(4)/............     90,000  711 Fifth Avenue
                                                           New York, NY 10022
Stanley S. Shuman /(4)/.......................     60,000  c/o Allen & Company Incorporated
                                                           711 Fifth Avenue
                                                           New York, NY 10022
Cirrus, LLC /(2)/.............................    169,082  c/o Heron Investments, LLC
                                                           301 Tresser Blvd., 13/th/ Floor
                                                           Stamford, CT 06901
                                                           Attention: Tim Tully

                                                NUMBER OF
                                                 SHARES
SHAREHOLDER                                     OF STOCK                    ADDRESS
---------------------------------------------------------  --------------------------------------
Zeke Investment Partners /(2)/................      6,039  c/o Edward Antoian
                                                           Chartwell Investment Partners
                                                           1235 W. Lakes Drive, Suite 330
                                                           Berwyn, PA 19312-2412
Ron Byrne & Associates Profit                              c/o Ron Byrne & Associates
Sharing /(2)/.................................      2,899  285 Bridge Street
                                                           Vail, CO 81657
Ron Byrne, Cust. for Shawne Byrne, under the               c/o Ron Byrne & Associates
CO. Unif. Gift Min.                                        285 Bridge Street
Act /(2)/.....................................         83  Vail, CO 81657
Ron Byrne, Cust. for Nicole Byrne, under the               c/o Ron Byrne & Associates
CO. Unif. Gift Min.                                        285 Bridge Street
Act /(2)/.....................................         83  Vail, CO 81657
Robert Todd /(2)/.............................      3,865  106 Hawthorne Road
                                                           Pittsburgh, PA 15238
Jerry Lindauer /(2)/..........................      3,865  c/o Prime Cable
                                                           One American Center
                                                           600 Congress Ave, Suite 3000
                                                           Austin, TX 78701
Kudrow Limited /(2)/..........................      4,831  c/o Charles F. Newman, Esquire
                                                           E. Edwards, Son & Nioce
                                                           9/13 York Road
                                                           Ilford Essex
                                                           1G1 3AD
                                                           United Kingdom
Robert W. Hughes /(2)/........................      3,865  c/o Prime Cable
                                                           One American Center
                                                           600 Congress Ave, Suite 3000
                                                           Austin, TX 78701
Hughes Family Partnership, L.P. /(2)/.........      3,865  c/o Prime Cable
                                                           One American Center
                                                           600 Congress Ave, Suite 3000
                                                           Austin, TX 78701
Stewart Emery /(2)/...........................      3,623  98 Main Street, Suite 627
                                                           Tiburon, CA 94920
Tony Freedley /(2)/...........................      1,208  101 Brideway Suite 120
                                                           Sausalito, CA 95965

-----------------------------------------
(1) Does not include shares to be sold as soon as practicable after the date hereof, provided as on Appendix "1" to this Exhibit "A".

(2) Includes shares to be acquired as soon as practicable after the date hereof, as provided on Appendix "1" to this Exhibit "A".

(3) Includes warrants to purchase 990,440 shares of Stock owned of record by Liberty.

(4) Includes a warrant to purchase 150,000 shares of Stock owned of record by Allen & Company Incorporated. Allen & Company Incorporated is the beneficial holder of the warrant with respect to 90,000 shares of Stock issuable upon exercise thereof and Stanley S. Shuman is the beneficial holder of the warrant with respect to 60,000 shares of Stock issuable upon exercise thereof.

(5) Includes shares of Stock issuable upon conversion of a convertible promissory note held by Michael Linderman.

                          APPENDIX "1" TO EXHIBIT "A"
                          ---------------------------

                         PERMITTED SALES AND PURCHASES
                      AS SOON AS PRACTICABLE AFTER CLOSING
                      ------------------------------------

            SALES BY SHAREHOLDERS
---------------------------------------------
                                                NUMBER OF      DOLLAR VALUE OF
                                                SHARES OF      SALE AT $20.70
                   SHAREHOLDER                 COMMON STOCK       PER SHARE
   ----------------------------------------------------------  ---------------
     John Finnell............................        60,000    $1,242,000.00
     Paul W. Larson..........................        20,000    $  414,000.00
     Brian P. Miller.........................         7,000    $  144,900.00
     David Kagel.............................         6,500    $  134,550.00
     J. Max Waits............................         3,738    $   77,376.60
     George Bell Strob.......................         3,000    $   62,100.00
     John H. Josephson.......................         2,000    $   41,400.00
                                             ----------------  ---------------
                                                    102,238    $2,116,326.60


PURCHASES BY SHAREHOLDERS
-------------------------
                                                NUMBER OF      DOLLAR VALUE OF
                                                SHARES OF      SALE AT $20.70
                   SHAREHOLDER                 COMMON STOCK       PER SHARE
   ----------------------------------------------------------  ---------------
     Frank P. Krasovec.......................        20,454    $  400,006.80
     James P. Gunning, Jr....................         2,416    $   50,011.20
     James Preston...........................         4,000    $   82,800.00
     Robin Fennell...........................         1,000    $   20,700.00
     Zeke Investment Partners................         6,039    $  125,007.30
     Ron Byrne & Associates Profit Sharing...         2,899    $   60,009.30
     Ron Byrne, Cust. for Shawn Byrne, Under             83    $    1,718.10
     the CO Unif. Gift Min. Act..............
     Ron Byrne, Cust. for Nicole Byrne,                  83    $    1,718.10
     Under
     the CO Unif. Gift Min. Act..............
     Robert Todd.............................         3,865    $   80,005.50
     Jerry Lindauer..........................         3,865    $   80,005.50
     Kudrow Limited..........................         4,831    $  100,001.70
     Robert W. Hughes........................         3,865    $   80,005.50
     Hughes Family Partnership, L.P..........         3,865    $   80,005.50
     Stewart Emery...........................         3,623    $   74,996.10
     Tony Freedley...........................         1,208    $   25,005.60
     Ares Leveraged Investment Fund, L.P.....        16,908    $  349,995.60
     Ares Leveraged Investment Fund II, L.P..        16,908    $  349,995.60
     Cirrus, LLC.............................         6,326    $  154,339.20
                                             ----------------  ---------------
                                                    102,238    $2,116,326.60

                                  EXHIBIT "B"
                                  -----------

                                   AMENDMENT
                                   ---------


     Intending to be legally bound, the undersigned agrees to become a party to the Shareholders' Agreement of Norwood Promotional Products, Inc., dated as of ____________, 1998 ("Shareholders' Agreement") and to be bound by such Shareholders' Agreement as a Shareholder (as defined therein).


Dated:


-------------------------     --------------------------------------------------
Address                       Print name:


                              Accepted:
                              NORWOOD PROMOTIONAL PRODUCTS, INC.


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                  EXHIBIT "C"
                                  -----------

                         CERTIFICATE OF AGREEMENT PRICE
                         ------------------------------



     The undersigned, NORWOOD PROMOTIONAL PRODUCTS, INC. (the "Corporation"), a Texas corporation, and the Shareholders of the Corporation, pursuant to Section 5B of the Shareholders' Agreement dated __________, 1998, agree that on the date hereof the Agreement Price of each share underlying the Securities of the Corporation is $_____________.

     WITNESS the due execution and delivery hereof this _____ day of _______________, ____.


                              NORWOOD PROMOTIONAL PRODUCTS, INC.


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                              -------------------------------------------------
                              Name of Shareholder:


                              -------------------------------------------------
                              Name of Shareholder:


                              -------------------------------------------------
                              Name of Shareholder:


                              -------------------------------------------------
                              Name of Shareholder:

                                  EXHIBIT "D"
                                  -----------

                                                                Date:

                     FORM OF NON-NEGOTIABLE PROMISSORY NOTE
                     --------------------------------------

     For value received, intending to be legally bound, the undersigned ("Maker") promises to pay to _______________________ ("Payee") the principal amount of $__________ ("Principal Amount") on the following terms and conditions:

     1. Subject to the terms of Section 6A of the Shareholders' Agreement dated ___________, 1998, by and among Norwood Promotional Products, Inc. (the "Corporation") and its Shareholders as listed on Exhibit "A" thereto (the "Shareholders' Agreement"), the Principal Amount shall be paid over a [5-year] [1-year] period, in [20][4] equal consecutive quarterly installments of $_______ each ("Payment"), the first such Payment to be due on __________________, and the remaining Payments to be due on the same day of each and every three months thereafter; provided however, if the Corporation is the Maker hereunder and if Payments are not permitted under the Senior Credit Facility or the SBAF Debt, as applicable, such Payments will not be paid or shall cease to be paid until the Final Maturity Date (as defined in the Senior Credit Facility) of the Senior Credit Facility or until so permitted under the SBAF Debt, as applicable.

     2. Interest shall be paid on the unpaid balance of the Principal Amount at the Prime Rate, as published in the Wall Street Journal from time to time. Such interest is to be paid concurrently with each installment of principal.

     3. Maker may at any time or from time to time, without premium or penalty, pay the entire unpaid Principal Amount or any part thereof, together with the accrued and unpaid interest on the amount prepaid.

     4. [Insert this Clause if the Maker is the Corporation.] Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior in the right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of Maker under the Senior Credit Facility and the SBAF Debt (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as "Senior Indebtedness"):

          (i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to Maker or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up to Maker, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which the Payee would otherwise by entitled (other than debt securities of Maker that are subordinated to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as "Restructured Debt Securities")) shall be made to the holders of Senior Indebtedness.

          (ii) If any payment of distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by Payee in violation of clause (i) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

     To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of Maker or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Payee and Maker hereby agree that the subordination of this
Note is for the benefit of the holders of Senior Indebtedness, such holders are obligees under this Note to the same extent as if their names were written herein as such and the Agent may, on behalf of such holders proceed to enforce the subordination provisions herein.

     Nothing contained in the subordination provisions set forth above is intended to or will impair, as between the Maker and Payee, the obligations of the Maker, which are absolute and unconditional, to pay to the Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of the Payee and other creditors of the Maker other than the holders of Senior Indebtedness.

     5. This Note is governed by and subject to all conditions and provisions of the Shareholders' Agreement.

     6. Maker hereby grants to Payee a security interest in __________ shares of the common stock of the Corporation (the stock purchased by Maker from Payee), represented by Certificate Nos. ______. Maker agrees to do all things to enable Payee to perfect such security interest pursuant to the provisions of the Uniform Commercial Code as then in force in Texas and agrees to execute a Stock Pledge Agreement, in the form attached to the Shareholders' Agreement (the "Stock Pledge Agreement").

     7. The occurrence of any one or more of the following events shall constitute an event of default hereunder ("Event of Default"):

          (a) The non-payment of any amount payable hereunder within 30 days of the due date;

          (b)  The insolvency, in the bankruptcy sense, of Maker;

          (c) The making of an assignment for the benefit of creditors or the proposing of a composition agreement with creditors by Maker;

          (d) Commencement of any proceeding in bankruptcy, reorganization, arrangement, liquidation, dissolution, debtor rehabilitation, creditor adjustment, or insolvency, local, state or federal, by or against Maker; or the appointment of a trustee, receiver, executor, conservator, liquidator, or other judicial representative, similar or dissimilar, for Maker or any of Maker's property, provided that such proceeding is not dismissed within 30 days after commencement;

          (e) The taking of any action by Maker in connection with the dissolution, liquidation, or termination of existence of Maker; or

          (f) The attachment or seizure of or levy upon any material portion of the property of Maker.

Upon the occurrence of an Event of Default, the entire unpaid principal balance together with accrued and unpaid interest therein shall be immediately due and payable.

     8. Failure of the Payee to exercise any right granted hereunder shall not constitute a waiver of the right to the later exercise thereof. Demands, presentment for payment, protest, notice of dishonor or nonpayment and notice of the exercise of any option hereunder, are hereby waived by Maker.

     9.   This Note shall not be negotiable.

     10. This Note shall be governed by and construed in accordance with the laws of the State of Texas, shall inure to the benefit of Payee and Payee's heirs, personal representatives and assigns and shall be binding upon Maker and Maker's heirs, personal representatives, successors and assigns.

     11. All terms used herein, and not otherwise defined herein, shall have their respective meanings contained in the Shareholders' Agreement.


                                        ----------------------------------------
                                                                         , Maker

                                  EXHIBIT "E"
                                  -----------


                                    FORM OF
                             STOCK PLEDGE AGREEMENT
                             ----------------------


     THIS STOCK PLEDGE AGREEMENT, dated ____________, 19__, by and among _____________________ ("Pledgor"), __________________ ("Secured Party") and
_____________________ ("Pledgeholder").

                                   BACKGROUND
                                   ----------

     Pledgor has purchased or redeemed from Secured Party ____ shares of Norwood Promotional Products, Inc. ("Corporation") common stock (hereinafter called, "Shares") pursuant to the terms of that certain Shareholders' Agreement dated October __, 1998, by and among the Corporation and its Shareholders listed on Exhibit "A" thereto (the "Shareholders' Agreement"). Pledgor has executed a Non-Negotiable Promissory Note (the "Note") evidencing Pledgor's obligation for payment of the balance of the purchase price for the Shares. In order to secure the Note of Pledgor to Secured Party, and the performance of Pledgor's obligations under the Shareholders' Agreement, Pledgor is willing to enter into this Pledge Agreement covering the Shares purchased or redeemed by Pledgor.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   OBLIGATIONS.  Pledgor is entering into this Agreement in order to
          -----------
secure Pledgor's obligations to Secured Party under the Note, the Shareholders' Agreement, and this Agreement (all of the foregoing are hereinafter collectively called the "Obligations").

     2.   SECURITY INTEREST AND PLEDGE OF STOCK.  As security for the payment
          -------------------------------------
and performance of the Obligations, Pledgor hereby pledges and grants a security interest to Secured Party in all of the Shares together with any dividend, cash, other stock or property received in exchange or in substitution for the Shares, other distributions which may be made on, or distributed in consequence of the ownership of, the Shares, and any securities issued or received in distribution upon or conversion of or in respect of or in exchange for the Shares, including but not limited to those arising from a stock dividend, split, reclassification, reorganization, merger, consolidation or sale of assets, and any subscriptions, warrants, or other rights or options issued by Pledgor (all of the foregoing hereinafter collectively included in the Shares).

     3.   OBLIGATIONS OF PLEDGOR.
          ----------------------

          (a)  General Obligation to Pay.   If Pledgor is required to make any
               -------------------------
payments under the Obligations, Pledgor shall pay to Secured Party the amounts due under the Obligations and, following default, shall pay all reasonable expenses and reimburse Secured Party for all expenditures, including attorneys' fees and court costs, in connection with the exercise by Secured Party of any of its rights and remedies under this Agreement, without regard to whether suit must be filed, and in taking possession of, disposing of, or preserving the Shares, and shall pay, as part of the debt hereby secured, any amounts actually paid by Secured Party to procure the discharge or release of any liens on the Shares which may arise by reason of taxes or levies assessed against Pledgor.

          (b)  Additional Obligations of Pledgor.
               ---------------------------------

               (i) Upon execution of this Agreement and in fulfillment of the security interest and pledge set forth in Paragraph 2 above, Pledgor shall deliver to Pledgeholder in accordance with Paragraph 7 below, the stock certificate(s) representing the Shares accompanied by an Assignment Separate from Certificate relating thereto, duly endorsed in blank for transfer. Pledgeholder shall then hold all the Shares and assignments subject to this Agreement. Pledgeholder shall likewise hold any other aspects of the Shares as defined in Paragraph 2 above until the time of default hereunder or full payment of the Obligations.

               (ii) Pledgor shall not, and shall not attempt to, cancel, retire, transfer, sell, encumber, or otherwise dispose of any of the Shares and shall not create, assume, or suffer any security interest, lien, charge, or other encumbrance in favor of any individual or entity (other than Secured Party) in, on, or to any of the Shares.

     4.   EVENTS OF DEFAULT.  "Default" shall mean a default or event of default
          -----------------
as set forth in the Note and/or in the Shareholders' Agreement.

     5.   REMEDIES UPON DEFAULT.
          ---------------------

          (a) Following a Default, in addition to any and all remedies set forth in the Obligations, Secured Party shall, unless otherwise provided in the Obligations, give written notice to Pledgeholder and Pledgor ("Default Notice") stating that a Default has occurred, and Pledgeholder shall, unless he is in receipt of a written notice from Pledgor ("Pledgor Notice"), within five days of delivery of the Default Notice, stating that there has not been a Default as asserted by Secured Party, deliver the Shares to the Secured Party on the sixth day after delivery of the Default Notice by the Secured Party and Secured Party may do any of the following:

               (i) Exercise any and all rights and remedies afforded to a secured party by the Texas Uniform Commercial Code, as amended, or otherwise available to Secured Party, at law or in equity with respect to the Shares;

               (ii) Transfer the whole or any part of the Shares into his name or his nominee, vote the Shares, and notify the Pledgor to make payment to Secured Party of any dividends or other amounts due or to become due on the Shares;

               (iii) Sell the Shares, at Secured Party's election, at either public or private sale(s) or other proceedings. Proceeds of the sale of the Shares shall first be applied to all sums due in connection with the Obligations and the reasonable fees and expenses in connection therewith, including any expenses incurred by Secured Party in the custody, preservation or preparation for sale, and any balance shall be paid to Pledgor. To the extent Secured Party is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Shares, Pledgor agrees that ten (10) days prior written notice shall be a reasonable and sufficient notice of such sale or other intended disposition.

          (b) Immediately following Default and the giving of notice required at the beginning of this Paragraph 5, Secured Party shall exercise all rights of the owner of the Shares, such rights to continue until the Shares have been disposed of to third parties pursuant to this Agreement, but such rights to continue without interruption if Secured Party acquires the Shares pursuant to this Agreement.

     6.   TERMINATION.  Upon payment in full of all of the Obligations, the
          -----------
security interest herein granted shall terminate and Pledgeholder shall deliver to Pledgor the Shares to the extent such Shares have not theretofore been sold or otherwise applied pursuant to this Agreement. No Shares shall be released from this Agreement until Pledgor has made full payment under all Obligations relating to all of the Shares.

     7.   PLEDGEHOLDER PROVISIONS.
          -----------------------

          (a)  Items to be Held by Pledgeholder.  The Pledgeholder shall hold
               --------------------------------
all of the Shares and assignments in accordance with the terms of this Agreement for:

               (i) Delivery to Pledgor upon payment in full of the Obligations, such delivery to be made only upon Secured Party giving written notice to Pledgeholder and Pledgor that all Obligations have been met and the Shares may be delivered to Pledgor; or

               (ii) Delivery to Secured Party in the event of Default but not until six (6) days after delivery of the Default Notice if Pledgeholder has not received the Pledgor Notice within the time period set forth in Section 5(a). If the Pledgeholder has received the Pledgor Notice within the prescribed time limits, the Pledgeholder shall continue to hold the Shares until there is a final, non-appealable court determination on the issue of whether Default occurred or until the parties reach an out-of-court written settlement and Pledgeholder is in receipt of a copy of the same.

          (b)  Liability of Pledgeholder.
               -------------------------

               (i) In any action taken relative to this Agreement, the Pledgeholder shall not be liable for any mistake of fact or error of judgment, or for any omissions of any kind, unless caused by his own willful misconduct.

               (ii) Pledgeholder may act in reliance upon written advice of counsel satisfactory to him in reference to any matter connected with the pledge hereunder and shall not incur any liability for any action taken as a result of such advice.

               (iii) The parties hereto agree to indemnify, defend and hold harmless the Pledgeholder from all damages, costs and expenses, including counsel fees, incurred by the Pledgeholder, except such as result from his own willful misconduct.

          (c)  Pledgeholder.
               ------------

               (i) The Pledgeholder hereunder shall be ________________. In the event of death, resignation, or inability to serve as Pledgeholder, the Corporation shall designate such other person or persons to serve as Pledgeholder(s) in his place.

               (ii) In the event that a dispute concerning the subject matter of this Agreement is such that Pledgeholder deems it necessary for his protection to do so, the Pledgeholder shall deposit all or part of the Shares, assignments, and any other property held by him pursuant to this Agreement, into court, and upon such deposit into court, the Pledgeholder shall have no further duties with respect to such property.

     8.   GENERAL.
          -------

          (a)  Additional Assurances.  Pledgor shall execute and file all
               ---------------------
documents, make or cause to be made appropriate entries in the stock transfer books of the Corporation, and do any and all things which are reasonably requested by Secured Party to perfect, continue perfected, or otherwise evidence Secured Party's security interest in the Shares or reflect the interest of any party who may become the owner of the Shares.

          (b)  Notices.  All notices required or permitted under this Agreement
               -------
shall be in writing and shall be deemed to have been given, made and received when hand delivered against receipt, or when placed in the United States mail, certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth on the signature page hereof or to such other addresses as the parties may give notice to each other in conformity with provisions of this paragraph as to the giving of notice.

          (c)  Miscellaneous.
               -------------

               (i) This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement, superseding any prior or contemporaneous communications of any kind, written or oral.

               (ii) This Agreement may not be changed orally but only by agreement signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

               (iii) This Agreement shall be governed and construed in accordance with the substantive laws of the State of Texas, with respect to contracts executed in and to be performed in such State. The parties hereto irrevocably consent to the exclusive jurisdiction of the Travis County Court in Austin, Texas or the United States District Court for the Western District of Texas/Austin Division in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking and irrevocably agree to service of process by certified mail, return receipt requested to the addresses of the parties as set forth herein.

               (iv) This Agreement shall inure to the benefit of, and be binding upon the respective parties hereto and their heirs, executors, administrators, successors, and assigns.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

                                      SECURED PARTY:


---------------------------------     ------------------------------------------
Address

                                      PLEDGOR:



---------------------------------     ------------------------------------------
Address



     Intending to be legally bound hereby, the undersigned agrees to be bound as Pledgeholder by the provisions of the above Pledge Agreement dated _______________, ____, between Pledgor and Secured Party to the extent that such provisions apply to Pledgeholder.


                                      ------------------------------------------
                                      Pledgeholder

                                  EXHIBIT "F"
                                  -----------

                               CONSENT OF SPOUSES
                               ------------------

     We, being the spouses of the Shareholders of Norwood Promotional Products, Inc., each hereby acknowledge and agree as follows:

     1. I have read the written Shareholders' Agreement dated ___________, 1998, between and among Norwood Promotional Products, Inc., a Texas corporation, and its Shareholders listed on Exhibit "A" thereto.

     2. I am familiar with and understand the transactions contemplated by the said Shareholders' Agreement and hereby join therein to the extent, if any, that my joinder may be necessary.

     3. I hereby consent to the execution of the said Shareholders' Agreement by my spouse and to any sale or purchase of shares, or other actions, including, without limitation, any future amendments or modifications undertaken pursuant to the Shareholders Agreement.

     4. I hereby waive and relinquish unto any purchaser of any of my spouse's shares of Norwood Promotional Products, Inc., under the Shareholders' Agreement any and all rights of any nature whatsoever which I may now or hereafter have in such shares except any rights which I may have to receive or share in the proceeds of such sale.

     IN WITNESS WHEREOF, the undersigned have signed and sealed this Consent on __________, 1998, intending to be legally bound hereby.


                              --------------------------------------------------
                              Name:
                              Spouse of James P. Gunning, Jr.


                              --------------------------------------------------
                              Name:
                              Spouse of J. Max Waits


                              --------------------------------------------------
                              Name:
                              Spouse of John Finnell

                              --------------------------------------------------
                              Name:
                              Spouse of James Preston


                              --------------------------------------------------
                              Name:
                              Spouse of Paul W. Larson


                              --------------------------------------------------
                              Name:
                              Spouse of Russell A. Devereau


                              --------------------------------------------------
                              Name:
                              Spouse of George Bell Strob


                              --------------------------------------------------
                              Name:
                              Spouse of Brian P. Miller


                              --------------------------------------------------
                              Name:
                              Spouse of David Kagel


                              --------------------------------------------------
                              Name:
                              Spouse of Robin Fennell


                              --------------------------------------------------
                              Name:
                              Spouse of Stanley S. Shuman


                              --------------------------------------------------
                              Name:
                              Spouse of Robert Todd


                              --------------------------------------------------
                              Name:
                              Spouse of Jerry Lindauer


                              --------------------------------------------------
                              Name:
                              Spouse of Michael Linderman

                              --------------------------------------------------
                              Name:
                              Spouse of Robert W. Hughes

                              --------------------------------------------------
                              Name:
                              Spouse of Stewart Emery

                              --------------------------------------------------
                              Name:
                              Spouse of Tony Freedley